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                                                                   Exhibit 23.3


                                CONSENT OF EXPERT

To MONY Holdings, LLC:

     I hereby consent to the inclusion in the Registration Statement on Form S-4 of MONY Holdings, LLC, as it may be amended, as well as the Prospectus which forms a part of the Registration Statement, of my Report on the Sensitivity Analysis of the Closed Block dated April 10, 2002 and to the reference to the Report and my firm, Milliman USA, under the captions "Experts", "Business-- Sensitivity Analyses of the Closed Block" and "Risk Factors".

                                                 /s/  Jacqueline M. Keating
                                                 -------------------------------
                                                 Jacqueline M. Keating, M.A.A.A.

July 17, 2002